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                                                                 Exhibit 10.19




                         RECEIVABLES PURCHASE AGREEMENT




                                     BETWEEN


                      FDS NATIONAL BANK, A NATIONAL BANKING
                           ASSOCIATION, AS ORIGINATOR


                                       AND


                        PRIME II RECEIVABLES CORPORATION,
                             A DELAWARE CORPORATION,
                                  AS PURCHASER





                          DATED AS OF JANUARY 22, 1997




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                                TABLE OF CONTENTS


                                                                                                               PAGE
                                                                                                               ----
ARTICLE I     DEFINITIONS ......................................................................................  1
              Section 1.01.  Certain Defined Terms..............................................................  1
              Section 1.02.  Accounting and UCC Terms...........................................................  6

ARTICLE II.   AMOUNTS AND TERMS OF THE PURCHASES ...............................................................  6
              Section 2.01.  The Purchases......................................................................  6
              Section 2.02.  Delivery of Receivables and Payments...............................................  6
              Section 2.03.  Payments and Computations..........................................................  7
              Section 2.04.  Repurchase of Receivables..........................................................  9
              Section 2.05.  Customer Service Adjustments.......................................................  9
              Section 2.06.  Addition of Originators............................................................  9
              Section 2.07.  Application of Collections......................................................... 10

ARTICLE III   CONDITIONS TO PURCHASES .......................................................................... 10
              Section 3.01.  Conditions Precedent to the Purchaser's Initial Purchase........................... 10
              Section 3.02.  Conditions Precedent to the Originator's Initial Sale.............................. 11
              Section 3.03.  Conditions Precedent to All Sales.................................................. 11

ARTICLE IV    REPRESENTATIONS AND WARRANTIES ................................................................... 11
              Section 4.01.  Representations and Warranties of the Purchaser.................................... 11
              Section 4.02.  Representations and Warranties of the Originator................................... 13
              Section 4.03.  Representations  and Warranties of the Originator
                                 Relating to this Agreement and the Receivables................................. 15

ARTICLE V     GENERAL COVENANTS ................................................................................ 18
              Section 5.01.  Covenants of the Originator........................................................ 18

ARTICLE VI    PURCHASE TERMINATION EVENTS ...................................................................... 22
              Section 6.01.  Purchase Termination Events........................................................ 22

ARTICLE VII   INDEMNIFICATION .................................................................................. 23
              Section 7.01.  Indemnities by the Originator...................................................... 23
              Section 7.02.  Indemnities by the Purchaser....................................................... 24

ARTICLE VIII  MISCELLANEOUS .................................................................................... 24
              Section 8.01.  Amendment.......................................................................... 24
              Section 8.02.  Notices, Etc....................................................................... 26
              Section 8.03.  No Waiver; Remedies................................................................ 26
              Section 8.04.  Binding Effect..................................................................... 26
              Section 8.05.  Governing Law...................................................................... 26
              Section 8.06.  Costs, Expenses and Taxes.......................................................... 27
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
              Section 8.07.  Acknowledgment of Assignments...................................................... 27
              Section 8.08.  No Petition in Bankruptcy.......................................................... 27


EXHIBIT A                  Form of Settlement Statement

SCHEDULE I                 Authorized Officers
SCHEDULE II                Offices Where Books, Records, Etc.
                             Evidencing Receivables Are Kept
SCHEDULE III               Discount Factor Formula

ANNEX 1                    Form of Lock-Box Agreement
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                                       ii
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                         RECEIVABLES PURCHASE AGREEMENT


                  This RECEIVABLES PURCHASE AGREEMENT dated as of January 22, 1997 (this "AGREEMENT"), is between FDS NATIONAL BANK, a national banking association (the "ORIGINATOR") and PRIME II RECEIVABLES CORPORATION, a Delaware corporation (the "PURCHASER").

                              W I T N E S S E T H:
                              - - - - - - - - - -

                  WHEREAS, the Originator intends to sell Receivables to the Purchaser on the terms and subject to the conditions set forth in this Agreement;

                  WHEREAS, the Purchaser desires to purchase Receivables from the Originator on the terms and subject to the conditions set forth in this Agreement; and

                  WHEREAS, to obtain the necessary funds to purchase such Receivables, the Purchaser has entered into the Pooling and Servicing Agreement;

                  NOW, THEREFORE, in consideration of the premises and of the mutual covenants and agreements contained herein, the parties hereto agree as follows:



                                   ARTICLE I.

                                   DEFINITIONS

                  SECTION 1.01. CERTAIN DEFINED TERMS. As used in this Agreement, the following terms have the following meanings (such meanings to be equally applicable to both the singular and plural forms of the terms defined):

                  "ADDITIONAL ORIGINATOR" has the meaning specified in SECTION 2.06.

                  "AUTHORIZED OFFICERS" means those officers of the Persons designated in SCHEDULE I hereto (or in such other Schedule as may be delivered to the parties hereto from time to time) as duly authorized to execute and deliver this Agreement and any instruments or documents in connection herewith on behalf of such Persons and to take, from time to time, all other actions on behalf of the Originator in connection herewith.

                  "BUSINESS DAY" means any day other than a Saturday, a Sunday or a day on which banking institutions in New York, New York (or, with respect to any Series, any additional city specified in the related Supplement) are authorized or obligated by law or executive order to be closed.

                  "CHARGE ACCOUNT AGREEMENT" means an agreement, which shall comply with the Federal Truth In Lending Act, for Visa and Mastercard credit card accounts between any Obligor and the Originator, as such agreements may be amended, modified or otherwise changed from time to time.

                  "CLOSING DATE" means the date of the initial issuance of the Certificates.

                  "COMPANY" means Federated Department Stores, Inc., a Delaware corporation.

                  "CREDIT AND COLLECTION POLICY" means the credit, collection, customer relations and service policies that apply to Eligible Accounts, as such policies currently exist and as such policies may be amended, modified or supplemented from time to time subject to SECTION 5.01(C).

                  "CUSTODIAN" means the bailee of the Trustee.

                  "DEFAULTED RECEIVABLE" means a Receivable in a Defaulted Account.

                  "DISCOUNT FACTOR" means the discount factor determined in accordance with SCHEDULE III hereto.

                  "ELIGIBLE RECEIVABLE" means a Receivable that satisfies each of the following criteria:

                  (a) it arises under an Eligible Account;

                  (b) except as permitted in the Pooling and Servicing Agreement, it is not sold or pledged to any other party;

                  (c) it constitutes an "account" or a "general intangible" as each is defined in Article 9 of the UCC as then in effect in each Relevant UCC State;

                  (d) it is the legal, valid and binding obligation of a Person who (i) is living, (ii) is not a minor under the laws of his/her state of residence and (iii) is competent to enter into a contract and incur debt;

                  (e) neither it nor the underlying Charge Account Agreement contravenes in any material respect any laws, rules or regulations applicable thereto (including, without limitation, rules and regulations relating to truth in lending, fair credit billing, fair credit reporting, equal credit opportunity, fair debt collection practices and privacy) that could reasonably be expected to have an adverse impact on the amount of Collections thereunder, and the Originator is not in violation of any such laws, rules or regulations in any respect material to such Charge Account Agreement;

                  (f) all material consents, licenses, or authorizations of, or registrations with, any governmental authority required to be obtained or given in connection with the creation of such Receivable or the execution, delivery, creation and performance of the underlying Charge Account Agreement have been duly obtained or given and are in full force and effect as the date of the creation of such Receivable;

                  (g) at the time of its transfer to the Trust, the Purchaser or the Trust will have good and marketable title free and clear of all liens and security interests arising under or through the Purchaser (other than Permitted Liens);

                  (h) it is not a Defaulted Receivable; and

                  (i) it arises under a Charge Account Agreement that has been duly authorized and which, together with such Receivable, is in full force and effect and constitutes the legal, valid and binding obligation of the Obligor enforceable against such Obligor in accordance with its terms and is not subject to any dispute, offset, counterclaim or defense whatsoever (except the discharge in bankruptcy of the Obligor).

                  "INCIPIENT PURCHASE TERMINATION EVENT" means any condition, act or event specified in SECTION 6.01 that, with the giving of notice or the lapse of time, or both, would become a Purchase Termination Event.

                  "INITIAL OUTSTANDING BALANCE" of a Receivable means the Outstanding Balance of such Receivable on the Initiation Date of such Receivable.

                  "INITIATION DATE" means, with respect to any Receivable, the date of the transaction that gave rise to the original Outstanding Balance of such Receivable.

                  "IN-STORE PAYMENT" means any payment made by an Obligor with respect to a Receivable by delivery of cash, a check or money order, or any other form of payment to a cashier or other employee of any Federated retail operating subsidiary.

                  "INTERCHANGE" means interchange fees payable to the Originator in its capacity as credit card issuer through VISA U.S.A., Inc. and Mastercard International Incorporated.

                  "LATE FEES" has, with respect to any Account, the meaning specified in the Charge Account Agreement applicable to such Account for late fees or similar charges.

                  "LIEN" means any mortgage, deed of trust, pledge, hypothecation, assignment, participation or equity interest, deposit arrangement, encumbrance, lien (statutory or other), preference, priority or other security agreement or preferential arrangement of any kind or nature whatsoever, including, without limitation, any conditional sale or other title retention agreement, any financing lease having substantially the same economic effect as any of the foregoing and the filing of any financing statement under the UCC (other than any such financing statement filed for informational purposes only) or comparable law of any jurisdiction to evidence any of the foregoing; PROVIDED, HOWEVER, that any assignment pursuant to Section 7.2 of the Pooling and Servicing Agreement shall not be deemed to constitute a Lien.

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                  "LOCK-BOX ACCOUNT" means an account in the name of the Trustee with a Lock-Box Bank.

                  "LOCK-BOX AGREEMENT" has the meaning specified in SECTION
3.01.

                  "LOCK-BOX BANK" means any bank that holds one or more Lock-Box Accounts for receiving Collections, pursuant to a Lock-Box Agreement.

                  "NET OWNERSHIP INTEREST" means, with respect to any Receivable, an amount equal to the aggregate Initial Outstanding Balance of such Receivable, plus interest or finance charges accrued on such Receivable to such time less the cumulative amount of Collections with respect to such Receivable actually received by the Purchaser or the Originator prior to such time, as such Net Ownership Interest may be adjusted pursuant to SECTION 2.05.

                  "OBLIGOR" means a Person obligated to make payments with respect to a Receivable arising under an Account pursuant to a Charge Account Agreement.

                  "OUTSTANDING BALANCE" means, with respect to a Receivable on any day, the aggregate amount owed by the Obligor thereunder as of the close of business on the prior Business Day (net of returns and adjustments).

                  "PERIODIC FINANCE CHARGES" has, with respect to any Account, the meaning specified in the Charge Account Agreement applicable to such Account for finance charges (due to periodic rate) or any similar term.

                  "PERSON" means any legal person, including an individual, corporation, partnership, association, joint venture, joint-stock company, trust, unincorporated organization, governmental entity or other entity of a similar nature.

                  "POOLING AND SERVICING AGREEMENT" means the Pooling and Servicing Agreement dated as of January 22, 1997, among the Purchaser, the Servicer, and the Trustee, as such agreement may be amended, supplemented, waived, or otherwise modified from time to time.

                  "PURCHASE CONSIDERATION" means, with respect to each purchase of newly created Receivables from the Originator on the Initiation Date of such Receivables, the aggregate consideration payable by the Purchaser to the Originator equal to the Purchase Price of such Receivables, which shall be paid pursuant to SECTION 2.03, either in cash, by Subordinated Purchase Note, or by a combination thereof.

                  "PURCHASE DATE" has the meaning specified in SECTION 2.01(a).

                  "PURCHASE PRICE" means the product of (i) the Outstanding Balance of each Receivable tendered to the Purchaser pursuant to SECTION 2.02(a) and (ii) a percentage equal to 100% minus the Discount Factor for the purchase of such Receivable.

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                  "PURCHASE TERMINATION DATE" means the date on which the
Purchaser's obligation to purchase Receivables shall terminate pursuant to
SECTION 6.01.

                  "PURCHASE TERMINATION EVENT" has the meaning specified in
SECTION 6.01.

                  "PURCHASES" has the meaning specified in SECTION 2.01(a).

                  "RECEIVABLE" means any amount owing by any Obligor, including, without limitation, amounts owing for the payment of goods and services, annual membership fees, Periodic Finance Charges, Late Fees, cash advances, access checks, cash advance fees and Special Fees, if any, including credit insurance premiums.

                  "RECEIVABLES TRANSMITTAL" has the meaning specified in SECTION 2.02(a).

                  "RELEVANT UCC STATE" means each jurisdiction in which the filing of a UCC financing statement is necessary to perfect the ownership interest and security interest of the Originator pursuant to this Agreement.

                  "SETTLEMENT DATE" means the date upon which the Purchaser and the Originator shall reconcile any amounts owed to each other, except amounts payable in respect of Purchases of Receivables, which date shall occur at least once each fiscal month.

                  "SETTLEMENT PERIOD" means a period from and including a Settlement Date to but excluding the next following Settlement Date.

                  "SETTLEMENT STATEMENT" means a statement, dated the last day of each Settlement Period, reflecting the adjustments and credits pursuant to
SECTION 2.05 for such Settlement Period and for any Receivables being sold or repurchased by the Originator on the date thereof, substantially in the form of EXHIBIT A hereto, signed by an Authorized Officer of the Purchaser.

                  "SPECIAL FEES" means any fees which are not now but from time to time may be assessed on the Accounts.

                  "SUBORDINATED PURCHASE NOTE" has the meaning specified in
SECTION 2.03(a).

                  "UCC" means the Uniform Commercial Code, as amended from time to time, as in effect in the applicable jurisdiction.

                  "U.S. GAAP" has the meaning specified in SECTION 1.02.

                  All capitalized terms used herein and not otherwise defined have the meanings assigned such terms in the Pooling and Servicing Agreement. The definitions contained in this SECTION 1.01 are applicable to the singular as well as the plural forms of such terms.

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

                  SECTION 1.02. ACCOUNTING AND UCC TERMS. All accounting terms not specifically defined herein shall be construed in accordance with United States generally accepted accounting principles ("U.S. GAAP"); and all terms used in Article 9 of the UCC that are used but not specifically defined herein are used herein as defined therein.


                                   ARTICLE II.
                       AMOUNTS AND TERMS OF THE PURCHASES

                  SECTION 2.01.  THE PURCHASES.

                           (a) The Originator does hereby sell, transfer, assign, and otherwise convey to the Purchaser, without recourse, all of its right, title and interest in, to and under (i) the Receivables now existing and hereafter created and arising in connection with the Accounts, including, without limitation, all accounts, general intangibles, contract rights, and other obligations of any Obligor with respect to the Receivables, now or hereafter existing, (ii) all monies and investments due or to become due with respect thereto (including, without limitation, the right to any Finance Charge Receivables, including any Recoveries), (iii) all Interchange arising upon the creation of such Receivables, (iv) all proceeds of such Receivables and
         (v) the Charge Account Agreements relating to such Accounts (collectively, the "PURCHASES") on the Closing Date and on the Initiation Date of any such subsequently created Receivable during the period from the Closing Date until the Purchase Termination Date (each such date, including the Closing Date, being a "PURCHASE DATE").

                           (b) The parties to this Agreement intend that the transactions contemplated hereby shall be, and shall be treated as, a purchase by the Purchaser and a sale by the Originator of the Receivables and not as a lending transaction. The sale of Receivables by the Originator hereunder shall be without recourse to, or representation or warranty of any kind (express or implied) by, the Originator, except as otherwise specifically provided herein. If this Agreement does not constitute a valid sale, transfer and assignment of all right, title and interest of the Originator in such property despite the intent of the parties hereto, the Originator hereby grants the Purchaser a "security interest" (as defined in the UCC as in effect in the Relevant UCC State) in such property to the Purchaser and the parties agree that this Agreement shall constitute a security agreement under the UCC in effect in the Relevant UCC State.

                  SECTION  2.02. DELIVERY OF RECEIVABLES AND PAYMENTS.

                           (a) On each Business Day prior to the Purchase Termination Date, the Originator shall deliver all of its Receivables to the Purchaser by delivering to the Purchaser a receivables transmittal (a "RECEIVABLES TRANSMITTAL") specifying to the Purchaser the aggregate Outstanding Balance of such Receivables and the portion of the Purchase Price of such Receivables the Originator desires to receive in cash

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         (it being understood that any portion of the Purchase Price that the
         Originator does not elect to receive in cash shall be reflected as a subordinated loan from the Originator to the Purchaser and evidenced by a Subordinated Purchase Note). Notwithstanding the foregoing or any other provision of this Agreement, the Originator may not sell any Receivables or any portion of any thereof to the Purchaser for cash on any Business Day on which the Originator has requested the Purchaser to repay any outstanding principal amount of any Subordinated Purchase Note unless and until the Purchaser has tendered the amount of such requested repayment to the Originator.

                           (b) Upon the fulfillment of the conditions set forth in ARTICLE III and the receipt by the Originator on any Purchase Date of the Purchase Consideration for the Receivables to be sold by the Originator on such date, all of the Originator's right, title and interest in and to such Receivables shall have been sold, assigned, transferred, conveyed and set over to the Purchaser. Each such sale shall be evidenced by the Originator's delivery to the Purchaser of a Receivables Transmittal and the receipt by the Originator of the Purchase Consideration for the Receivables represented thereby.

                  SECTION 2.03.  PAYMENTS AND COMPUTATIONS.

                           (a) The Purchase Price for Receivables shall be paid or provided for on the Purchase Date of such Receivables in either of the following ways, at the election of the Originator: (i) by payment in cash in immediately available funds; or (ii) in the event that the total Purchase Price is not paid in full in cash by the Purchaser on the date of Purchase, the Originator shall receive a subordinated unsecured promissory note (each such note, a "SUBORDINATED PURCHASE NOTE") from the Purchaser in an original principal amount equal to the portion of such cash shortfall owed to the Originator. The characteristics of each Subordinated Purchase Note shall be as follows:

                                    (i) interest shall accrue on the outstanding
                  principal amount of each Subordinated Purchase Note at a per annum rate of interest (calculated on the basis of a 360-day year of twelve 30-day months) equal to the equivalent of the rate for commercial paper having a maturity of 30 days reported on such day by the Board of Governors of the Federal Reserve System in "Statistical Release H.15 (519), Selected Interest Rates", or any successor thereto, under the heading "Commercial Paper", converted to a money market yield, or, if no such rate for commercial paper is reported on such date, the applicable rate in effect with respect to the most recent day on which such rate was reported, plus 1.5%;

                                    (ii) the outstanding principal of and
                  accrued interest on each Subordinated Purchase Note shall be payable as, if and when the Purchaser receives any of the following amounts (net of expenses of the Purchaser) from the Trustee or the Servicer: (i) payments with respect to Principal Receivables


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                  allocable to the Exchangeable Transferor Certificate; (ii)
                  payments of any portion of the Finance Charge Receivables paid with respect to the Exchangeable Transferor Certificate, representing an amount equal to any Default Amount allocable to the Exchangeable Transferor Certificate; and (iii) the proceeds arising from the sale by the Purchaser of any Investor Certificates, including proceeds received upon an exchange of the Exchangeable Transferor Certificate;

                                    (iii) all amounts paid with respect to an
                  outstanding Subordinated Purchase Note shall be allocated first to accrued interest until all such interest is paid, and then to outstanding principal;

                                    (iv) the obligation of the Purchaser to
                  repay Subordinated Purchase Notes issued to the Originator from the amounts paid to such Purchaser with respect to Finance Charge Receivables, Principal Receivables, and other sources of funds described in clause (ii) of this SECTION 2.03 in the manner prescribed herein, together with any capital or surplus of the Transferor remaining after all Secured Obligations under the Pooling and Servicing Agreement are repaid in full and the Trust Termination Date has occurred, shall be the sole and exclusive remedy available to the Originator, and to the extent that such payments are insufficient to pay such amounts, the Originator shall not have any claim against the Purchaser for such amounts and no further or additional recourse shall be available against the Purchaser and any such Subordinated Purchase Note shall be fully subordinated to any rights of Certificateholders under the Pooling and Servicing Agreement, shall not evidence any rights in the Receivables or the Exchangeable Transferor Certificate, shall be an obligation of the Purchaser solely by its execution hereof and need not be evidenced by any separate instrument of the Purchaser;

                                    (v) no Subordinated Purchase Note may be
                  sold, transferred, assigned, pledged, hypothecated, participated or otherwise conveyed, nor may the Originator grant any security interest in any Subordinated Purchase Note; and

                                    (vi) the Purchaser may offset any amount due
                  and owing by the Originator against any amount due and owing by the Purchaser to the Originator under the terms of the Subordinated Purchase Note.

The Purchaser, at its option, may repay all or any portion of the accrued interest on and principal of any Subordinated Purchase Note at any time.

                           (b) The Purchaser shall pay all amounts to be paid in cash with respect to the Purchases to the Originator on the date of the Purchase thereof and shall pay all amounts in respect of principal of and interest on any Subordinated Purchase Note in accordance with the terms thereof.

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

                           (c) All payments hereunder shall be made not later than the close of business (New York City time) on the date specified therefor in lawful money of the United States of America in same day funds to the bank account designated in writing by the Originator to the Purchaser from time to time.

                           (d) Whenever any payment to be made hereunder shall be stated to be due on a day other than a Business Day, such payment shall be made on the next succeeding Business Day.

                  SECTION 2.04.  REPURCHASE OF RECEIVABLES.

                           (a) If any of the representations or warranties of the Originator contained in SECTIONS 4.02 or 4.03 hereof was not true with respect to the Originator or any Receivable, as applicable, at the time such representation or warranty was made, and as a result thereof
         (i) the Purchaser is required to repurchase any Receivable from the Trust pursuant to Section 2.4(d) of the Pooling and Servicing Agreement or (ii) any Receivable is designated an "Ineligible Receivable" pursuant to Section 2.4(c) of the Pooling and Servicing Agreement, then the Originator shall be obligated to pay to the Purchaser immediately upon the Purchaser's demand therefor an amount equal to the amount of all losses, damages and liabilities of the Purchaser that result from such breach, including but not limited to the cost of the Purchaser's repurchase obligations pursuant to Section 2.4(d) of the Pooling and Servicing Agreement.

                           (b) Upon any exercise by the Purchaser of its right to designate Removed Accounts pursuant to Section 2.7(d) of the Pooling and Servicing Agreement and the removal of any Receivables from the Trust pursuant thereto, the Originator will immediately repurchase such Receivables from the Purchaser by tendering to the Purchaser an amount in immediately available funds equal to the amount the Purchaser remitted to the Trust (calculated as set forth in Section 2.7 of the Pooling and Servicing Agreement) in consideration of the transfer of the removed Receivables from the Trust to the Purchaser.


                  SECTION 2.05. CUSTOMER SERVICE ADJUSTMENTS. The Originator may make an adjustment in the principal amount or finance or other charges accrued or payable with respect to the account of a customer who has obtained credit under a Charge Account Agreement, PROVIDED that such adjustment is permitted under the Originator's Credit and Collection Policy. The aggregate amount of all such adjustments made by the Originator during any Settlement Period shall be payable to the Purchaser by the Originator and shall be due no later than the Settlement Date that occurs at the end of such Settlement Period.


                  SECTION 2.06. ADDITION OF ORIGINATORS. Notwithstanding anything to the contrary in this Agreement, any direct or indirect wholly owned subsidiary of the Company (whether now in existence or acquired or created after the date hereof) may at any time become an Originator hereunder, whether in addition to or in substitution for one or more then existing Originators (each such additional or substitute Originator, an "ADDITIONAL ORIGINATOR"), PROVIDED that, (i) at the time such direct or indirect wholly owned subsidiary becomes an Additional Originator, such direct or indirect wholly owned subsidiary (a) agrees in writing to sell Receivables to the Purchaser on terms and subject to the conditions set forth in this Agreement, (b) complies with the conditions set forth in SECTION 3.01(b), (c) makes the representations and warranties set forth in SECTIONS 4.02 and 4.03 and
(d) agrees in writing to comply with the covenants set forth in ARTICLE V and
(ii) the Purchaser shall have received notice from each Rating Agency that the inclusion of the Additional Originator pursuant to this SECTION 2.06 will not result in a reduction or withdrawal of its then existing rating of any Class of Investor Certificates then issued and outstanding. Following the addition or substitution of any Additional Originator, the term "ORIGINATOR" as used in this Agreement shall include for all purposes such Additional Originator.

                  SECTION 2.07. APPLICATION OF COLLECTIONS. For purposes of determining the Outstanding Balances of Receivables, upon receipt by the Servicer of Collections with respect to any Receivable, such Collections shall be applied to the Outstanding Balances of Receivables in order of their Initiation Dates, beginning with the Receivables having the earliest Initiation Date.


                                  ARTICLE III.
                             CONDITIONS TO PURCHASES

                  SECTION 3.01. CONDITIONS PRECEDENT TO THE PURCHASER'S
INITIAL PURCHASE. The obligation of the Purchaser to purchase Receivables hereunder on the Initiation Date from the Originator is subject to the conditions precedent that (a) the Pooling and Servicing Agreement shall be in full force and effect, (b) the Servicer shall have delivered a letter signed by it to each Lock-Box Bank of the Servicer, such letter to be in substantially the form of ANNEX L to this Agreement (each, a "LOCK-BOX AGREEMENT"), and (c) the Purchaser shall have received on or before the date of such Purchase the following, each (unless otherwise indicated) dated the day of such sale and in form and substance satisfactory to the Purchaser:

                                    (i) a copy of duly adopted resolutions of
                  the Board of Directors of the Originator authorizing this Agreement, the documents to be delivered by the Originator hereunder and the transactions contemplated hereby, certified by the Secretary or Assistant Secretary of the Originator;

                                    (ii) a duly executed certificate of the
                  Secretary or an Assistant Secretary of the Originator certifying the names and true signatures of the Authorized Officers authorized on behalf of the Originator to sign this Agreement or any instruments or documents in connection with this Agreement; and

                                    (iii) (A) executed Financing Statements
                  (Forms UCC-1) with respect to the Receivables, naming the Originator as seller and the Purchaser as purchaser, in proper form for filing in each jurisdiction in which the Purchaser deems it necessary or desirable to perfect the Purchaser's ownership thereof under the Uniform Commercial Code or comparable law of such jurisdiction and (B) evidence that all other actions necessary or, in the opinion of the Purchaser, desirable or required to perfect the Purchaser's ownership of the Receivables sold hereunder have been duly taken.

                  SECTION 3.02. CONDITIONS PRECEDENT TO THE ORIGINATOR'S INITIAL SALE. The obligation of the Originator to make its initial sale of Receivables hereunder is subject to the condition precedent that the Originator shall have received on or before the date of such sale the following, each (unless otherwise indicated) dated the day of such initial sale and in form and substance satisfactory to the Originator:

                           (a) a copy of duly adopted resolutions of the Board of Directors of the Purchaser authorizing this Agreement, the documents to be delivered by the Purchaser hereunder and the transactions contemplated hereby, certified by the Secretary or Assistant Secretary of the Purchaser; and

                           (b) a duly executed certificate of the Secretary or Assistant Secretary of the Purchaser certifying the names and true signatures of the officers authorized on its behalf to sign this Agreement and the other documents to be delivered by it hereunder.

                  SECTION 3.03. CONDITIONS PRECEDENT TO ALL SALES. The obligation of the Originator to make any sale (including the initial sale) of Receivables hereunder shall be subject to the further condition precedent that on the date for such sale the following statements shall be true (and the payment by the Purchaser of the Purchase Price shall constitute a representation and warranty by the Purchaser that on such date such statements are true):

                           (a) the representations and warranties of the Purchaser contained in SECTION 4.01 are correct on and as of such Purchase Date as though made on and as of such date; and

                           (b) no event has occurred and is continuing that constitutes a Trust Pay Out Event.


                                   ARTICLE IV.
                         REPRESENTATIONS AND WARRANTIES

                  SECTION 4.01. REPRESENTATIONS AND WARRANTIES OF THE PURCHASER. The Purchaser represents and warrants as to itself as follows:

                           (a) It (i) is a corporation duly organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation, and is duly qualified as a foreign corporation and is in good standing in each jurisdiction in which the failure to so qualify would have a material adverse effect on its condition (financial or otherwise), operations, properties or prospects, (ii) has the requisite corporate power and authority to effect the transactions contemplated hereby, and (iii) has all requisite corporate power and authority and the legal right to own, pledge, mortgage and operate its properties, and to conduct its business as now or currently proposed to be conducted.

                           (b) The execution, delivery and performance by the Purchaser of this Agreement and all instruments and documents to be delivered hereunder by it, and the transactions contemplated hereby and thereby, (i) are within its corporate powers, have been duly authorized by all necessary corporate action, including the consent of shareholders where required, and do not (A) contravene its charter or by-laws, (B) violate any law or regulation or any order or decree of any court or governmental instrumentality, (C) conflict with or result in the breach of, or constitute a default under, any indenture, mortgage or deed of trust or any material lease, agreement or other instrument binding on or affecting it or any of its subsidiaries or any of its properties or (D) result in or require the creation or imposition of any Lien as created or imposed hereunder or under the Pooling and Servicing Agreement, and no transaction contemplated hereby requires compliance on its part with any bulk sales act or similar law, and (ii) do not require the consent, authorization by or approval of or notice to or filing or registration with, any governmental body, agency, authority, regulatory body or any other Person other than those which have been obtained EXCEPT for the filing of the Financing Statements referred to in SECTION 3.01 hereof, which filing the Originator hereby represents shall have been duly made prior to or substantially contemporaneously with any Purchases and shall at all times be in full force and effect (except as they may be terminated by the Purchaser).

                           (c) This Agreement has been duly executed and delivered by the Purchaser and constitutes the legal, valid and binding obligation of the Purchaser, enforceable against the Purchaser in accordance with its terms, except (i) as such enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws now or hereafter in effect affecting the enforcement of creditors' rights in general, and (ii) as such enforceability may be limited by general principles of equity (whether considered in a suit at law or in equity).

                           (d) There is no pending or, to its knowledge after due inquiry, threatened action or proceeding affecting it or any of its subsidiaries before any court, governmental agency or arbitrator that may reasonably be expected to materially and adversely affect its condition (financial or otherwise), operations, properties or prospects, or that purports to affect the legality, validity or enforceability of this Agreement, and none of the transactions contemplated hereby is or to its knowledge is threatened to be restrained or enjoined (temporarily, preliminarily or permanently).

                  SECTION 4.02. REPRESENTATIONS AND WARRANTIES OF THE ORIGINATOR. The Originator hereby represents and warrants to the Purchaser that, as of the Initial Closing Date and as to matters involving (x) Supplemental Accounts, as of the applicable Addition Date and (y) Automatic Additional Accounts, as of the date the Receivables of such Accounts are designated for inclusion in the Trust:

                           (a) ORGANIZATION AND GOOD STANDING. The Originator is a national banking association duly organized and validly existing in good standing under the laws of the United States and has full corporate power, authority and legal right to own its properties and conduct its business as such properties are presently owned and such business is presently conducted, and to execute, deliver and perform its obligations under this Agreement.

                           (b) DUE QUALIFICATION. The Originator is duly qualified to do business and is in good standing (or is exempt from such requirement) in any state required in order to conduct business, and has obtained all necessary licenses and approvals with respect to the Originator required under federal and applicable state law.

                           (c) DUE AUTHORIZATION. The execution and delivery of this Agreement and the consummation of the transactions provided for in this Agreement have been duly authorized by the Originator by all necessary corporate action on its part and this Agreement will remain, from the time of its execution, an official record of the Originator.

                           (d) BINDING OBLIGATION. This Agreement, and the consummation of the transactions provided for herein, constitutes a legal, valid and binding obligation of the Originator, enforceable in accordance with its terms, except as (i) enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws now or hereinafter in effect, affecting the enforcement of creditors' rights in general and (ii) as such enforceability may be limited by general principles of equity (whether considered in a proceeding at law or in equity).

                           (e) NO CONFLICTS. The execution, delivery and performance of this Agreement, the performance of the transactions contemplated by this Agreement, and the fulfillment of the terms hereof by the Originator, do not (i) contravene its charter or By-Laws, (ii) violate any provision of, or require any filing (except for the filings under the UCC required by this Agreement, each of which has been duly made and is in full force and effect), registration, consent or approval under, any law, rule, regulation, order, writ, judgment, injunction, decree, determination or award presently in effect having applicability to the Originator, except for such filings, registrations, consents or approvals as have already been obtained and are in full force and effect, (iii) result in a breach of or constitute a default or require any consent under any indenture or loan or credit agreement or any other agreement, lease or instrument to which the Originator is a party or by which it or its properties may be bound or affected except those as to which a consent or waiver has been obtained and is in full force and effect and an executed copy of which has been delivered to the Purchaser, or (iv) result in, or require, the creation or imposition of any lien upon or with respect to any of the properties now owned or hereafter acquired by the Originator other than as specifically contemplated by this Agreement.

                           (f) TAXES. The Originator has filed all tax returns (federal, state and local) required to be filed and has paid or made adequate provision for the payment of all taxes, assessments and other governmental charges due from the Originator or is contesting any such tax, assessment or other governmental charge in good faith through appropriate proceedings. The Originator knows of no basis for any material additional tax assessment for any fiscal year for which adequate reserves have not been established.

                           (g) NO VIOLATION. The execution and delivery of this Agreement, the performance of the transactions contemplated by this Agreement and the fulfillment of the terms hereof will not conflict with or violate any Requirements of Law applicable to the Originator.

                           (h) NO PROCEEDINGS. There are no proceedings or investigations pending or, to the knowledge of the Originator, threatened against the Originator before any court, regulatory body, administrative agency, or other tribunal or governmental instrumentality (i) asserting the invalidity of this Agreement, (ii) seeking to prevent the consummation of any of the transactions contemplated by this Agreement, (iii) seeking any determination or ruling that, in the reasonable judgment of the Originator, would materially and adversely affect the performance by the Originator of its obligations under this Agreement or (iv) seeking any determination or ruling that would materially and adversely affect the validity or enforceability of this Agreement.

                           (i) ALL CONSENTS REQUIRED. All approvals, authorizations, consents, orders or other actions of any Person or of any governmental body or official required in connection with the execution and delivery of this Agreement, the performance of the transactions contemplated by this Agreement and the fulfillment of the terms hereof, have been obtained.

                           (j) BONA FIDE RECEIVABLES. Each Receivable is or will be an account receivable arising out of the Originator's performance in accordance with the terms of the Charge Account Agreement giving rise to such Receivable. The Originator has no knowledge of any fact which should have led it to expect at the time of the initial creation of an interest in any Eligible Receivable hereunder that such Eligible Receivable would not be paid in full when due. Each Receivable classified as an "Eligible Receivable" by the Originator in any document or report delivered hereunder satisfies the requirements of eligibility contained in the definition of Eligible Receivable.

                           (k) PLACE OF BUSINESS. The principal place of business of the Originator is as indicated in SECTION 8.02, and the offices where the Originator keeps its records concerning the Receivables and related contracts are as indicated on SCHEDULE II hereto.

                           (l) USE OF PROCEEDS. No proceeds of the sale of any Receivables will be used by the Originator to purchase or carry any margin security.

                           (m) PURCHASE TERMINATION EVENT. As of the Initial Closing Date, no Purchase Termination Event or Incipient Purchase Termination Event has occurred and is continuing.

                           (n) NOT AN INVESTMENT COMPANY. The Originator is not an "investment company" within the meaning of the Investment Company Act, or is exempt from all provisions of such Act.

                           (o) SOLVENCY. The Originator is not insolvent and will not be rendered insolvent upon the transfer of the Receivables to the Purchaser.

                           The representations and warranties set forth in this
         SECTION 4.02 shall survive the transfer and assignment of the respective Receivables to the Purchaser pursuant to this Agreement. Upon discovery by the Originator or the Purchaser of a breach of any of the foregoing representations and warranties, the party discovering such breach shall give prompt written notice to the other.

                  SECTION 4.03. REPRESENTATIONS AND WARRANTIES OF THE ORIGINATOR RELATING TO THIS AGREEMENT AND THE RECEIVABLES.

                           (a) BINDING OBLIGATION; VALID TRANSFER AND
         ASSIGNMENT. The Originator hereby represents and warrants to the Purchaser that, as of the Initial Closing Date and with respect to any Series of Certificates, as of the date of its related Supplement and Closing Date, and, with respect to any Series and matters involving (x) Supplemental Accounts, as of the applicable Addition Date and (y) Automatic Additional Accounts, as of the date the Receivables of such Accounts are designated for inclusion in the Trust:

                                    (i) This Agreement constitutes the legal,
                  valid and binding obligation of the Originator, enforceable against the Originator in accordance with its terms, except
                  (A) as such enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws now or hereafter in effect affecting the enforcement of creditors' rights in general, and (B) as such enforceability may be limited by general principles of equity (whether considered in a suit at law or in equity).

                                    (ii) This Agreement constitutes either (A) a
                  valid transfer, assignment, set-over and conveyance to the Purchaser of all right, title and interest of the Originator in and to the Purchases, and such Purchases will be held by the Purchaser free and clear of any Lien of any Person claiming through or under the Originator or any of its Affiliates except for Permitted Liens or (B) a grant of a security interest (as defined in the UCC as in effect in the Relevant UCC State) in, to and under the Purchases, which grant is enforceable with respect to the existing Receivables and the proceeds thereof upon execution and delivery of this Agreement, and which will be enforceable with respect to such Receivables hereafter created and the proceeds thereof, upon such creation. If this Agreement constitutes the grant of a security interest to the Purchaser in such property, upon the filing of the financing statement described in SECTION 3.01(c) and in the case of the Receivables hereafter created and proceeds thereof, upon such creation, the Purchaser shall have a first priority perfected security interest in such property, except for Permitted Liens.

                     (iii) The Originator is not insolvent.

                                    (iv) The Originator is the legal and
                  beneficial owner of all right, title and interest in and to each Receivable and each Receivable has been or will be transferred to the Purchaser free and clear of any Lien other than Permitted Liens.

                                    (v) All consents, licenses, approvals or
                  authorizations of or registrations or declarations with any Governmental Authority required to be obtained, effected or given by the Originator in connection with the transfer of Purchases to the Purchaser have been duly obtained, effected or given and are in full force and effect.

                                    (vi) The Originator has clearly and
                  unambiguously marked all its computer records and all its microfiche storage files regarding the Receivables as the property of the Purchaser and shall maintain such records in a manner such that the Purchaser shall have a perfected security interest in such Receivables.

                                   (vii) As of the Initial Closing Date, on
                  the Business Day following the date the Servicer receives a Termination Notice pursuant to Section 10.1 of the Pooling and Servicing Agreement and on the Business Day following any Amortization Period Commencement Date, Schedule 1 to the Pooling and Servicing Agreement is and will be an accurate and complete listing of all Accounts in all material respects as of such day and the information contained therein with respect to the identity of each Account and the aggregate unpaid balance of the Receivables existing thereunder is and will be true and correct in all material respects as of such day.

                                    (viii) Each Account classified as an
                  "Eligible Account" by the Originator in any document or report delivered hereunder will satisfy the requirements contained in the definition of Eligible Account and each Receivable classified as an "Eligible Receivable" by the Originator in any document or report delivered hereunder will satisfy the requirements contained in the definition of Eligible Receivable.

                                    (ix) All material information with respect
                  to the Accounts and the Receivables provided to the Purchaser by the Originator was true and correct as of the Closing Date, or as of the day Receivables arising under each such Account are designated for inclusion in the Purchases, as the case may be.

                                    (x) Each Receivable then existing has been
                  conveyed to the Purchaser free and clear of any Lien of any Person claiming through or under the Originator or any of its Affiliates (other than Permitted Liens) and in compliance in all material respects, with all Requirements of Law applicable to the Originator.

                                    (xi) With respect to each Receivable then
                  existing, all consents, licenses, approvals or authorizations of or registrations or declarations with any Governmental Authority required to be obtained, effected or given by the Originator in connection with the conveyance of such Receivable to the Purchaser have been duly obtained, effected or given and are in full force and effect.

                                    (xii) On each day on which any new
                  Receivable arises and is transferred to the Purchaser pursuant to this Agreement, the Originator shall be deemed to represent and warrant to the Purchaser that (A) each Receivable transferred to the Purchaser on such day has been conveyed to the Purchaser in compliance, in all material respects, with all Requirements of Law applicable to the Originator and free and clear of any Lien of any Person claiming through or under the Originator or any of its Affiliates (other than Permitted Liens) and (B) with respect to each such Receivable, all consents, licenses, approvals or authorizations of or registrations or declarations with, any Governmental Authority required to be obtained, effected or given by the Originator in connection with the conveyance of such Receivable to the Purchaser have been duly obtained, effected or given and are in full force and effect.

                           (b) NOTICE OF BREACH. The representations and warranties set forth in this SECTION 4.03 shall survive the transfer and assignment of the respective Receivables to the Purchaser. Upon discovery by the Originator or the Purchaser of a breach of any of the representations and warranties set forth in this SECTION 4.03, the party discovering such breach shall give prompt written notice to the other party mentioned above. The Originator agrees to cooperate with the Purchaser in attempting to cure any such breach.

                                   ARTICLE V.
                                GENERAL COVENANTS

                  SECTION 5.01. COVENANTS OF THE ORIGINATOR. So long as the Purchaser shall have any Net Ownership Interest in any Receivables sold by the Originator or until the Purchase Termination Date shall have occurred, whichever is later, the Originator covenants that:

                           (a) RECEIVABLES TO BE ACCOUNTS OR GENERAL
         INTANGIBLES. The Originator will take no action to cause any Receivable to be evidenced by any instrument (as defined in the UCC as in effect in the Relevant UCC State). The Originator will take no action to cause any Receivable to be anything other than an "account" or a "general intangible" (each as defined in the UCC as in effect in the Relevant UCC State).

                           (b) SECURITY INTERESTS. Except for the conveyances hereunder, the Originator will not sell, pledge, assign or transfer to any other Person, or grant, create, incur, assume or suffer to exist any Lien on any Receivable, whether now existing or hereafter created, or any interest therein; the Originator will immediately notify the Purchaser of the existence of any Lien on any Receivable; and the Originator shall defend the right, title and interest of the Purchaser in, to and under the Receivables, whether now existing or hereafter created, against all claims of third parties claiming through or under the Originator; PROVIDED, HOWEVER, that nothing in this SECTION 5.01(b) shall prevent or be deemed to prohibit the Originator from suffering to exist upon any of the Receivables any Permitted Lien.

                           (c) CHARGE ACCOUNT AGREEMENTS AND CREDIT AND
         COLLECTION POLICIES. The Originator shall comply with and perform its obligations under the Charge Account Agreements relating to the Accounts and the Credit and Collection Policy except insofar as any failure to comply or perform would not materially and adversely affect the rights of the Trust or the Certificateholders under the Pooling and Servicing Agreement or under the Certificates. The Originator may change the terms and provisions of the Charge Account Agreements or the Credit and Collection Policy in any respect (including, without limitation, the reduction of the required minimum monthly payment, the calculation of the amount, or the timing, of charge-offs and the Periodic Finance Charges and other fees to be assessed thereon) only if such change (i) would not, in the reasonable belief of the Originator, cause, immediately or with the passage of time, a Pay Out Event to occur and (ii) (A) if it owns a comparable segment of charge card accounts, such change is made applicable to the comparable segment of the revolving credit card accounts owned by the Originator, if any, which have characteristics, the same as, or substantially similar to, the Accounts that are the subject of such change and (B) if it does not own such a comparable segment, it will not make any such change with the intent to materially benefit the Originator over the Investor Certificateholders, except as otherwise restricted by an endorsement, sponsorship, or other agreement between the

         Originator and an unrelated third party or by the terms of the Charge Account Agreements.

                           (d) DELIVERY OF COLLECTIONS. If the Originator receives Collections, the Originator agrees to pay to the Servicer all payments received by the Originator in respect of the Receivables as soon as practicable after receipt thereof by the Originator.

                           (e) CONVEYANCE OF ACCOUNTS. The Originator covenants and agrees that it will not convey, assign, exchange or otherwise transfer any Account to any Person prior to the termination of this Agreement; PROVIDED, HOWEVER, that the Originator shall not be prohibited hereby from conveying, assigning, exchanging or otherwise transferring an Account of the Originator in connection with a transaction contemplated by, or in which the Originator and its successor agree to comply with provisions substantially similar to the provisions of, either Section 2.7 or Section 7.2 of the Pooling and Servicing Agreement.

                           (f) NOTICE OF LIENS. The Originator shall notify the Purchaser promptly after becoming aware of any Lien on any Receivable other than Permitted Liens.

                           (g) COMPLIANCE WITH LAWS, ETC. The Originator shall comply in all material respects with all applicable laws, rules, regulations and orders applicable to the Receivables, including, without limitation, rules and regulations relating to truth in lending, fair credit billing, fair credit reporting, equal credit opportunity, fair debt collection practices and privacy, where failure so to comply could reasonably be expected to have an adverse impact on the amount of Collections thereunder.

                           (h) PRESERVATION OF CORPORATE EXISTENCE. Except in connection with a transaction contemplated by either Section 2.7 or
         Section 7.2 of the Pooling and Servicing Agreement or as a result of a transaction that effects a merger of the Originator into or with another Affiliate of the Company or a consolidation among two or more Affiliates of the Company, the Originator shall preserve and maintain in all material respects its corporate existence, corporate rights (charter and statutory) and corporate franchises.

                           (i) VISITATION RIGHTS. At any reasonable time during normal business hours and from time to time, the Originator shall permit (i) the Purchaser, or any of its agents or representatives, to examine and make copies of and abstracts from the records, books of account and documents (including, without limitation, computer tapes and disks) of the Originator relating to Receivables owned or to be purchased by the Purchaser hereunder and to the underlying Charge Account Agreements and (ii) the Purchaser, or any of its agents or representatives, or the Trustee (upon the giving of appropriate notice to the Purchaser) to visit the properties of the Originator for the purpose of examining such records, books of account and documents, and to discuss the affairs, finances and accounts of the Originator relating to the Receivables or to the Originator's performance hereunder with any of its officers or directors and with its independent certified public accountants.

                           (j) KEEPING OF RECORDS AND BOOKS OF ACCOUNT. The Originator shall maintain and implement, or cause to be maintained or implemented, administrative and operating procedures reasonably necessary or advisable for the collection of all such Receivables, and, until the delivery to the Purchaser, keep and maintain, or cause to be kept and maintained, all documents, books, records and other information reasonably necessary or advisable for the collection of all such Receivables.

                           (k) PERFORMANCE AND COMPLIANCE WITH RECEIVABLES AND CHARGE ACCOUNT AGREEMENTS. The Originator shall at its expense take all actions on its part reasonably necessary to maintain in full force and effect its rights under all Charge Account Agreements to which the Originator is a party.

                           (l) LOCATION OF RECORDS. The Originator shall keep its chief place of business and chief executive office, and the offices where it keeps the records concerning the Receivables and all underlying Charge Account Agreements (and all original documents relating thereto), at the address or addresses of the Originator specified in SCHEDULE II hereto or upon written notice to the Purchaser, at such other locations in a jurisdiction where all action required by SECTION 5.01(o) shall have been taken and completed and be in full force and effect.

                           (m) FURNISHING COPIES. ETC. The Originator shall furnish to the Purchaser: (i) upon the Purchaser's request, a certificate of the chief financial officer of the Originator certifying, as of the date thereof, that no Purchase Termination Event has occurred and is continuing and setting forth the computations used by the chief financial officer of the Originator in making such determination; (ii) as soon as possible and in any event within five
         (5) days after the occurrence of any Purchase Termination Event or Incipient Purchase Termination Event, a statement of the chief financial officer of the Originator setting forth details of such Purchase Termination Event or Incipient Purchase Termination Event and the action that the Originator proposes to take or has taken with respect thereto; (iii) promptly after obtaining knowledge that a Receivable was, at the time of the Purchaser's purchase thereof, not an Eligible Receivable, notice thereof; and (iv) promptly following the Purchaser's request therefor, such other information, documents, records or reports with respect to the Receivables or the underlying Charge Account Agreements or the conditions or operations, financial or otherwise, of the Originator, as the Purchaser may from time to time reasonably request.

                           (n) OBLIGATION TO RECORD AND REPORT. The Originator shall, to the fullest extent permitted by U.S. GAAP and by applicable law, record each Purchase as a sale on its books and records, reflect each Purchase in its financial statements and tax returns as a sale and recognize gain or loss, as the case may be, on each Purchase.

                           (o) CONTINUING COMPLIANCE WITH THE UNIFORM COMMERCIAL CODE. The Originator shall, without limiting the requirements of
         SECTION 5.01(r), at its expense, preserve, continue, and maintain or cause to be preserved, continued, and maintained the Purchaser's valid and properly protected title to each Receivable purchased hereunder, including, without limitation, filing or recording Uniform Commercial Code financing statements in each relevant jurisdiction.

                           (p) PROCEEDS OF RECEIVABLES. The Originator shall cause all payments (other than In-Store Payments) made by Obligors in respect of purchased Receivables to be made to (i) a Lock-Box Account or (ii) a post office box under the control of employees of the Servicer, provided that payments may be made to such a post office box only if employees of the Servicer (A) handle the processing of all amounts so received and (B) deposit or otherwise credit, or cause to be deposited or otherwise credited, as soon as reasonably practicable but in any event not later than the close of business in New York City on the third Business Day following the date of such receipt, to a Lock-Box Account, the entire amount so received.

                           (q) LOCK-BOX AGREEMENTS. The Originator shall, within 60 days of the date of this Agreement, deliver to the Purchaser a Lock-Box Agreement, duly countersigned and agreed to by each bank holding a lock-box account of the Originator or, if any such bank fails to agree to the terms thereof, by such other bank as shall agree to become a Lock-Box Bank for the Originator on the terms and conditions set forth in such Lock-Box Agreement.

                           (r)  FURTHER ACTION EVIDENCING PURCHASES.

                                    (i) The Originator agrees that from time to
                  time, at its expense, it will promptly execute and deliver all further instruments and documents, and take all further action, that may be necessary or desirable or that the Purchaser may reasonably request, to protect or more fully evidence the Purchaser's ownership, right, title and interest in the Receivables sold by the Originator and its rights under the Charge Account Agreements with respect thereto, or to enable the Purchaser to exercise or enforce any such rights. Without limiting the generality of the foregoing, the Originator will upon the request of the Purchaser (A) execute and file such financing or continuation statements, or amendments thereto, and such other instruments or notices, as may be necessary or, in the opinion of the Purchaser, desirable, (B) indicate on its books and records (including, without limitation, originals and copies of sales slips and billing statements, to the extent practicable) that Receivables have been sold and assigned to the Purchaser, and provide to the Purchaser, upon request, copies of any such records and (C) contact customers to confirm and verify Receivables.

                                    (ii) The Originator hereby irrevocably
                  authorizes the Purchaser to file one or more financing or continuation statements, and amendments thereto, relative to all or any part of the Receivables sold by the Originator, or the underlying Charge Account Agreements with respect thereto, without the signature of the Originator where permitted by law.

                                    (iii) If the Originator fails to perform any
                  of its agreements or obligations under this Agreement, the Purchaser may (but shall not be required to) perform, or cause performance of, such agreements or obligations, and the expenses of the Purchaser incurred in connection therewith shall be payable by the Originator as provided in SECTION 8.06.

                           (s) CHANGE IN BUSINESS. The Originator shall not make any change in the nature of its business as conducted on the date hereof that could reasonably be expected to have a material adverse effect on the value or collectibility of the Receivables.

                           (t) IN-STORE PAYMENTS. In the event that the Originator or any Federated retail operating subsidiary receives any amounts in respect of collections of Receivables, including, without limitation, all In-Store Payments, such Originator or Federated retail operating subsidiary shall deposit or otherwise credit, or cause to be deposited or otherwise credited, as soon as reasonably practicable but in any event not later than the close of business in New York City on the second Business Day following the Date of Processing of such Collections, to a Lock-Box Account or the Collection Account, the entire amount so received and hold such amount in trust for the Servicer pending such remittance.


                                   ARTICLE VI.
                           PURCHASE TERMINATION EVENTS

                  SECTION 6.01. PURCHASE TERMINATION EVENTS. If any of the following events (each, a "PURCHASE TERMINATION EVENT") shall occur and be continuing:

                           (a) The Originator shall consent to the appointment of a bankruptcy trustee or receiver or liquidator in any bankruptcy proceeding or any other insolvency, readjustment of debt, marshalling of assets and liabilities or similar proceedings of or relating to all or substantially all of its property, or a decree or order of a court or agency or supervisory authority having jurisdiction in the premises for the appointment of a bankruptcy trustee or receiver or liquidator in any bankruptcy proceeding or any other insolvency, readjustment of debt, marshalling of assets and liabilities or similar proceeding, or for the winding-up or liquidation of its affairs, shall have been entered against the Originator and such decree or order shall have remained in force discharged or unstayed for a period of 60 days, or the Originator shall admit in writing its inability to pay its debts generally as they become due, file a petition to take advantage of any applicable insolvency or reorganization statute, make an assignment for the benefit of its creditors or voluntarily suspend payment of its obligation or the Originator shall become unable for any reason to transfer Receivables to the Purchaser in accordance with the provisions of this Agreement; or

                           (b)  a Trust Pay Out Event occurs;

then the Purchaser's obligation to purchase Receivables from the Originator shall automatically be terminated.


                                  ARTICLE VII.
                                 INDEMNIFICATION

                  SECTION 7.01. INDEMNITIES BY THE ORIGINATOR. Without limiting any other rights that the Purchaser may have hereunder or under applicable law, the Originator hereby agrees to indemnify the Purchaser from and against any and all claims, losses and liabilities (including reasonable attorneys' fees) (all the foregoing being collectively referred to as "INDEMNIFIED AMOUNTS") arising out of or resulting from this Agreement or in respect of any Receivable or any Charge Account Agreement, excluding, however, Indemnified Amounts to the extent resulting from gross negligence or willful misconduct on the part of the Purchaser; PROVIDED, HOWEVER, that, except as expressly provided in subparagraph (a) of this SECTION 7.01, in no event will the Originator have any indemnity or other obligation hereunder or otherwise with respect to any loss suffered in respect of any Eligible Receivable transferred to the Purchaser in accordance with this Agreement, the parties hereby acknowledging that such transfers are to be without recourse. Without limiting or being limited by the foregoing but subject to the proviso in the immediately proceeding sentence, the Originator shall pay on demand to the Purchaser any and all amounts necessary to indemnify the Purchaser from and against any and all Indemnified Amounts relating to or resulting from:

                           (a) reliance on any representation or warranty or statement made or deemed made by the Originator (or any of its officers) under or in connection with this Agreement or in any certificate delivered pursuant hereto that, in either case, shall have been false or incorrect in any material respect when made or deemed made;

                           (b) the failure by the Originator to comply with any applicable law, rule or regulation of any governmental authority with respect to any Receivable or the related Charge Account Agreement of the Originator, or the nonconformity of any Receivable or the related Charge Account Agreement of the Originator with any such applicable law, rule or regulation;

                           (c) the failure to have filed, or any delay in filing, financing statements or other similar instruments or documents under the Uniform Commercial Code of any applicable jurisdiction or other applicable laws with respect to any Receivables of the Originator;

                           (d) any dispute, claim, offset or defense (other than discharge in bankruptcy of the Obligor) of the Obligor to the payment of any Receivable of the Originator (including, without limitation, a defense based on such Receivable or the related Charge Account Agreement not being a legal, valid and binding obligation of such Obligor enforceable against such Obligor in accordance with its terms), or any other claim resulting from the sale of the merchandise or services related to any such Receivable or the furnishing or failure to furnish such merchandise or services;

                           (e) any failure of the Originator to perform its duties or obligations under this Agreement or the applicable Charge Account Agreement;

                           (f) any products liability claim arising out of or in connection with merchandise, insurance or services that are the subject of any charge pursuant to any Charge Account Agreement of the Originator;

                           (g) the commingling of Collections of Receivables at any time with other funds of the Originator; or

                           (h) any investigation, litigation or proceeding related to this Agreement or in respect of any Receivable or any Charge Account Agreement of the Originator.

                           Notwithstanding the foregoing, the Originator shall in no circumstances be required to indemnify the Purchaser for any Indemnified Amounts that result from any delay in the collection of any Receivables or any default by an Obligor with respect to any Receivables.

                  SECTION 7.02. INDEMNITIES BY THE PURCHASER. Without limiting any other rights that the Originator may have hereunder or under applicable law, the Purchaser hereby agrees to indemnify the Originator from and against any and all claims, losses and liabilities (including reasonable attorneys' fees) arising out of or resulting from the Originator's reliance on any representation or warranty made by the Purchaser in this Agreement or in any certificate delivered pursuant hereto that, in either case, shall have been false or incorrect in any material respect when made or deemed made.


                                  ARTICLE VIII.
                                  MISCELLANEOUS

                  SECTION 8.01.  AMENDMENT.

                           (a) This Agreement may be amended from time to time by the Originator and the Purchaser to cure any ambiguity, to revise any exhibits or schedules, to correct or supplement any provisions herein or thereon that may be inconsistent with any other provisions herein or thereon or to add any other provisions with respect to matters or questions raised under this Agreement that shall not be inconsistent with the provisions of this Agreement; PROVIDED, HOWEVER, that such action shall not, as evidenced by an Officer's Certificate of the Servicer delivered to the Trustee, adversely affect in any material respect the interests of any of the Investor Certificateholders.

                           This Agreement, including any schedule or exhibit thereto, may also be amended from time to time by the Originator and the Purchaser for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of this Agreement; provided that (i) the Servicer shall have provided an Officer's Certificate to the Trustee to the effect that such amendment will not materially and adversely affect the interests of the Investor Certificateholders, (ii) such amendment shall not, as evidenced by an Opinion of Counsel, cause the Trust to be characterized for U.S. federal income tax purposes as an association taxable as a corporation or otherwise have any material adverse impact on the U.S. federal income taxation of any outstanding Series of Investor Certificates or any Certificateholder and (iii) the Servicer shall have provided at least ten Business Days prior written notice to each Rating Agency of such amendment and shall not have received notice from any Rating Agency to the effect that the current rating of any Series or any class of any Series would be reduced as a result of such amendment.

                           (b) This Agreement may also be amended from time to time by the Originator and the Purchaser with the consent of the Holders of Investor Certificates evidencing undivided Interests aggregating not less than 66-2/3% of the Invested Amount of each and every Series adversely affected, for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of this Agreement or of modifying in any manner the rights herein of the Investor Certificateholders of any Series then issued and outstanding; PROVIDED, HOWEVER, that no such amendment under this subsection shall (i) reduce in any manner the amount of, or delay the timing of, distributions that are required to be made on any Investor Certificate of such Series without the consent of all of the related Investor Certificateholders; or (ii) reduce the aforesaid percentage required to consent to any such amendment, in each case without the consent of all such Investor Certificateholders.

                           (c) Promptly after the execution of any such amendment (other than an amendment pursuant to paragraph (a)), the Trustee shall furnish notification of the substance of such amendment to each Investor Certificateholder of each Series adversely affected and ten Business Days prior to the proposed effective date for such amendment the Servicer shall furnish notification of the substance of such amendment to each Rating Agency providing a rating for such Series.

                           (d) It shall not be necessary to obtain the consent of Investor Certificateholders under this SECTION 8.01 to approve the particular form of any proposed amendment, but it shall be sufficient if such consent shall approve the substance thereof. The manner of obtaining such consents and of evidencing the authorization of the execution thereof by Investor Certificateholders shall be subject to such reasonable requirements as the Trustee may prescribe.

                  SECTION 8.02. NOTICES, ETC. All notices and other communications provided for hereunder shall be in writing (including telegraphic, telex, facsimile or cable communication) and mailed, telegraphed, telexed, transmitted, cabled or delivered, if to the Originator, at 9111 Duke Boulevard, Mason, Ohio 45040 Attention: President, if to the Purchaser, at its address at 9111 Duke Boulevard, Mason, Ohio 45040 Attention: President (with a copy to the Servicer as hereinafter provided); and if to the Servicer, at 9111 Duke Boulevard, Mason, Ohio 45040 Attention: President, or, as to each party, at such other address as shall be designated by such party in a written notice to the other parties. All such notices and communications shall when mailed, telegraphed, telexed, transmitted or cabled be effective when deposited in the mails, delivered to the telegraph company, confirmed by telex answerback, transmitted by telecopier or delivered to the cable company, respectively, except that notices to the Purchaser pursuant to ARTICLE II shall not be effective until received by the Purchaser.

                  SECTION 8.03. NO WAIVER; REMEDIES. No failure on the part of the Purchaser to exercise, and no delay in exercising, any right under this Agreement shall operate as a waiver thereof, nor shall any single or partial exercise of any such right preclude any other or further exercise thereof or the exercise of any other right. The remedies herein provided are cumulative and not exclusive of any remedies provided by law.

                  SECTION 8.04. BINDING EFFECT. This Agreement shall be binding upon and inure to the benefit of the Originator and the Purchaser and their respective successors and assigns, except that the Originator shall not have the right to assign its rights hereunder or any interest herein without the prior written consent of the Purchaser. This Agreement shall create and constitute the continuing obligations of the parties hereto in accordance with its terms, and shall remain in full force and effect as between the Purchaser and the Originator until such time, after the Purchase Termination Date applicable to the Originator, as the Purchaser shall not have any net ownership interest in any Receivables; PROVIDED, HOWEVER, that the indemnification provisions of ARTICLE VII shall be continuing and shall survive any termination of this Agreement.

                  SECTION 8.05. GOVERNING LAW. THIS AGREEMENT SHALL BE
GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK, WITHOUT REFERENCE TO ITS CONFLICT OF LAW PROVISIONS, AND THE OBLIGATIONS, RIGHTS AND REMEDIES OF THE PARTIES HEREUNDER SHALL BE DETERMINED IN ACCORDANCE WITH SUCH LAWS, EXCEPT AS REQUIRED BY MANDATORY PROVISIONS OF LAW AND EXCEPT TO THE EXTENT THAT THE VALIDITY OR PROTECTION OF THE PURCHASER'S OWNERSHIP OF THE PURCHASED RECEIVABLES, OR REMEDIES HEREUNDER IN RESPECT THEREOF, MAY BE GOVERNED BY THE LAWS OF A JURISDICTION OTHER THAN THE STATE OF NEW YORK.

                  SECTION 8.06. COSTS, EXPENSES AND TAXES. In addition to the limited rights of indemnification granted to the Purchaser under ARTICLE VII hereof, the Originator agrees to pay on demand all costs and expenses of the Purchaser in connection with the preparation, execution and delivery of this Agreement and the documents to be delivered hereunder, including, without limitation, the reasonable fees and out-of-pocket expenses of counsel for the Purchaser with respect thereto and with respect to advising the Purchaser as to its rights and remedies under this Agreement, and all costs and expenses (including, without limitation, reasonable counsel fees and expenses), in connection with the enforcement (whether through negotiations, legal proceedings or otherwise) of this Agreement and the documents to be delivered hereunder. In addition, the Originator agrees to pay any and all stamp and other taxes and fees payable or determined to be payable in connection with the execution, delivery, filing and recording of this Agreement or the other documents to be delivered hereunder, and agree to hold the Purchaser harmless from and against any and all liabilities with respect to or resulting from any delay in paying or omitting to pay such taxes and fees.

                  SECTION 8.07. ACKNOWLEDGMENT OF ASSIGNMENTS. The Originator hereby acknowledges and consents to the assignment by the Purchaser of Receivables and the rights of the Purchaser under this Agreement pursuant to the Pooling and Servicing Agreement.

                  SECTION 8.08. NO PETITION IN BANKRUPTCY. The Originator covenants and agrees that prior to the date that is one year and a day after the Purchase Termination Date, it will not institute against or join any other Person in instituting against the Purchaser any bankruptcy, reorganization, arrangement, insolvency or liquidation proceedings or other similar proceeding under the laws of the United States or any State of the United States.

            [The remainder of this page is intentionally left blank.]

                  IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by their respective officers thereunto duly authorized, as of the date first above written.


                                       THE ORIGINATOR:


                                       FDS NATIONAL BANK, a national
                                       banking association



                                       By: /s/ Susan R. Robinson
                                          -----------------------------
                                       Name:  Susan R. Robinson
                                       Title:  Treasurer


                                       THE PURCHASER:

                                       PRIME II RECEIVABLES
                                       CORPORATION, a Delaware
                                       corporation


                                       By:  /s/ Karen M. Hoguet
                                          ------------------------------
                                       Name:  Karen M. Hoguet
                                       Title:  Chairman of the Board

                                  EXHIBIT A

                         FORM OF SETTLEMENT STATEMENT
                         ----------------------------

                              PRIME CREDIT CARD
                               MASTER TRUST II
              SERIES 1997-1 MONTHLY CERTIFICATEHOLDERS STATEMENT


Distribution Date:                             01-Jan-97

Monthly Period:                                  January
                                               01-Jan-97
                                               01-Jan-97

(i)  Net Principal Collections/Allocation                                                                                 0.00

        Class A Allocation                                                                                                0.00
        Class B Allocation                                                                                                0.00
        Class C Allocation                                                                                                0.00

(ii)  Total Finance Charge Collections/Allocation                                                                         0.00
        Of Which Interchange                                                                                              0.00

        Class A Allocation                                                                                                0.00
        Class B Allocation                                                                                                0.00
        Class C Allocation                                                                                                0.00

(iii) Principal Receivables                           01-Jan-97                                                           0.00

     Invested Amount                                                                                                      0.00

         Class A                                                                                                          0.00
         Class B                                                                                                          0.00
         Class C                                                                                                          0.00

     Transferor Amount                                                                                                    0.00
         Percentage                                                                                                       0.00%

     Fixed/Floating Allocation Percentage                                                                                 0.00

         Class A                                                                                                          0.00%
         Class B                                                                                                          0.00%
         Class C                                                                                                          0.00%

(iv)  Delinquency

         Current                                                                                              0.00        0.00%
         30 Days                                                                                              0.00        0.00%
         60 Days                                                                                              0.00        0.00%
         90 Days                                                                                              0.00        0.00%
         120 Days                                                                                             0.00        0.00%
         150 Days                                                                                             0.00        0.00%
         180 Days +                                                                                           0.00        0.00%
         Total                                                                                                0.00        0.00%

(v)      Aggregate Investor Default Amount                                                                                0.00
          Percentage of Average Invested Amount                                                                           0.00%

(vi)     Aggregate Investor Uncovered Dilution                                                                            0.00

(vii)   Investor Charge Offs/Recoveries                                                                                   0.00

        Class A Charge Offs                                                                                               0.00
        Class A Charge Off Recoveries                                                                                     0.00
        Class B Charge Offs                                                                                               0.00
        Class B Charge Off Recoveries                                                                                     0.00
        Class C Charge Offs                                                                                               0.00
        Class C Charge Off Recoveries                                                                                     0.00

(viii)  Monthly Servicing Fee                                                                                             0.00

                                                                     Average of 6 Months         Average of 3 Months  Current Month
(ix)    Payment Rate Percentage                                           0.00%                       0.00%               0.00%
        Excess Spread Percentage                                          0.00%                       0.00%               0.00%


(x)     Reserve Account:
         Required Reserve Account Percentage                                                                              0.00%

         Opening Balance                                                                                                  0.00
         Deposits                                                                                                         0.00
         Disbursement                                                                                                     0.00
         Closing Balance                                                                                                  0.00

(xi)    Portfolio Yield                                                                                                   0.00%
        Average Base Rate                                                                                                 0.00%



                                PRIME CREDIT CARD
                                 MASTER TRUST II
                              SETTLEMENT STATEMENT


Distribution Date:                                                                15-Jan-97

Monthly Period:             December 1996
                           1-Dec-96
                           4-Jan-97


(i)     Collections                                                                0.00
             Finance Charge                                                        0.00
             Interchange                                                           0.00
             Principal                                                             0.00

(ii)    Investor Percentage - Principal Collections

        Series 1997-1                                                              0.00%
             A                                                                     0.00%
             B                                                                     0.00%
             C                                                                     0.00%

        Investor Percentage - Finance Charge Collections and Receivables in Defaulted Accounts

        Series 1997-1                                                              0.00%
             A                                                                     0.00%
             B                                                                     0.00%
             C                                                                     0.00%

(iii)   Distribution Amount per $1,000

        Series 1997-1
             A                                                                     0.00
             B                                                                     0.00
             C                                                                     0.00

        Total $'s Distributed
             Series 1997-1                                                         0.00

(iv)    Allocation to Principal per $1,000

        Series 1997-1
             A                                                                     0.00
             B                                                                     0.00
             C                                                                     0.00

        Total $'s Distributed
             Series 1997-1                                                         0.00

(v)     Allocation to Interest per $1,000

        Series 1997-1
             A                                                                     0.00
             B                                                                     0.00
             C                                                                     0.00


                                PRIME CREDIT CARD
                                 MASTER TRUST II
                              SETTLEMENT STATEMENT


        Total $'s Distributed
             Series 1997-1                                                         0.00

(vi)    Investor Default Amount

        Series 1997-1                                                              0.00
             A                                                                     0.00
             B                                                                     0.00
             C                                                                     0.00

(vii)   Investor Charge Offs and Reinbursements

        Series 1997-1     Charge Offs                                              0.00
             A                                                                     0.00
             B                                                                     0.00
             C                                                                     0.00

        Series 1997-1     Reimbusements                                            0.00
             A                                                                     0.00
             B                                                                     0.00
             C                                                                     0.00

(viii)  Servicing Fees

        Series 1997-1                                                              0.00
             A                                                                     0.00
             B                                                                     0.00
             C                                                                     0.00

(ix)    Deficit Controlled Amortization Amount

        Series 1997-1                                                              0.00
             A                                                                     0.00
             B                                                                     0.00
             C                                                                     0.00

(x)     Receivables in Trust                                                       0.00

(xi)    Invested Amount

        Series 1997-1                                                              0.00
             A                                                                     0.00
             B                                                                     0.00
             C                                                                     0.00

(xii)   Enhancement                                                                0.00

(xiii)  Pool Factor                                                                0.00

(xiv)   Yield Factor                                                               0.00
        Finance Charge Receivables Factor                                          0.00

(xv)    Payout Event                                                              NO




                                   SCHEDULE I

                        AUTHORIZED OFFICERS OF ORIGINATOR
                        ---------------------------------


        Name                                      Title
        ----                                      -----
James J. Amann                            Chairman and Chief Executive Officer
John E. Brown                             President
Stephen C. Baldridge                      Chief Financial Officer
Susan R. Robinson                         Treasurer
David L. Faulk                            Vice President

                                   SCHEDULE II

                       Offices Where Books, Records, Etc.
                       ----------------------------------
                         Evidencing Receivables Are Kept
                         -------------------------------


9111 Duke Boulevard
Mason, Ohio 45040

First Data Resources, Inc.
10815 South Old Mill Road
Omaha, Nebraska 61854-2607
Attention:  Federated Services Team

                                 SCHEDULE III

                             Discount Factor Formula
                             -----------------------


For any Monthly Period, the "DISCOUNT FACTOR" is defined as the sum of the Series Discount Factor (as defined below) for each Series whose Series Discount Factor is greater than zero.


The "SERIES DISCOUNT FACTOR"
for each Series is defined as:                        ((A + B - C)/D) * E

WHERE:
------
  A = Base Rate for such Series

  B = 1%

  C = Net Finance Charge Portfolio Yield for such Series

  D = Annual Portfolio Turnover Rate

  E = Investor Percentage for such Series applicable to Finance Charge
      Collections

                                     ANNEX 1

                           Form of Lock-Box Agreement
                           --------------------------

                        PRIME II RECEIVABLES CORPORATION
                               9111 Duke Boulevard
                                 Mason, OH 45040




                                                              January 22, 1997

Star Bank, N.A.
P.O. Box 1038
Location 9125
Cincinnati, OH 45201

Attn:  Ms. Jayne Ross


                         Re:  ACCOUNT OWNERSHIP MODIFICATION
                               Prime II Receivables Corporation
                               Tax I.D.:  Unassigned
        Account #:             N/A
                               Premier Visa Lockbox Account

Acting under the authority granted by the Board of Directors of Prime II Receivables Corporation (the "Company") on January 21, 1997, Star Bank, N.A. is hereby authorized to act as a bank of the Company. You are instructed to operate the account in accordance with the following instructions. Any previous instructions on file are superseded by the following:

NAME CHANGE
Effective the close of business January 22, 1997, the name on this account should be changed to "The Chase Manhattan Bank as Trustee of Prime Credit Card Master Trust II."

SIGNATORY AUTHORIZATION
I hereby designate the following as authorized signatories with respect to the above account:

                                 No signatories

WIRE TRANSFERS
The only disbursements on this account shall be made by wire transfer to the following trustee account:

  ACCOUNT #                 BANK NAME                          ABA ROUTING #
  ---------                 ------------------                 -------------
  N/A                       Chase Manhattan Bank               N/A

AUTOMATED CLEARING HOUSE TRANSACTIONS (ACH)/DEPOSITORY TRANSFER CHECKS (DTC) The use of any form of automated clearing house transactions or depository transfer check, whether or not initiated, signed or approved by an authorized signatory, is expressly prohibited.

MAILING INSTRUCTIONS
Monthly bank statements and bank analysis statements should be mailed as follows:

             Prime II Receivables Corporation
             9111 Duke Boulevard
             Mason, OH 45040
             Attn:  David W. Dawson

STATEMENT CUT-OFF DATES
Please cut off monthly bank statements at the end of each calendar month.

SPECIAL INSTRUCTIONS
All rights and privileges of FDS National Bank pertaining to the above-referenced account are terminated.

The tax I.D. number of Prime II Receivables Corporation will be provided when assigned.

Please direct any inquiries regarding this communication to Jason Bruewer at
(513) 579-7364.

Please acknowledge receipt of this letter by signing and returning to the undersigned the enclosed copy. A self addressed, stamped envelope is enclosed for your convenience. Thank you for your assistance in this matter.


                                                      Sincerely,

                                                      /s/ Susan P. Storer
                                                      -------------------------
                                                      Susan P. Storer
                                                      President





Acknowledged By:  /s/ Jayne M. Ross                    Date:  1/22/97
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